As filed with the Securities and Exchange Commission on November 7, 2002

                                                                                                                                            Registration No. 33-9807

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

UNI-MARTS, INC.
(Exact name of company as specified in its charter)

Delaware	25-1311379
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
477 East Beaver Avenue State College, PA	16801-5690
(Address of principal executive offices)	(Zip Code)

Uni-Marts, Inc. Retirement Savings & Incentive Plan
(Full title of the plan)

ROBERT J. LICHTENSTEIN
Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, PA  19103
 (Name and address of agent for service)

215-963-5000
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered (1)	Proposed maximum Offering price Per share (2)	Proposed maximum Aggregate Offering price (2)	Amount of registration fee (3)
Common Stock, $.10 par value	200,000	$1.43	$286,000	$26.31

(1) This Registration Statement covers 200,000 shares of the Registrant's Common Stock which may be offered or sold pursuant to the
Registrant's Retirement Savings & Incentive Plan.  This Registration Statement also relates to an indeterminate number of shares of
Common Stock of the Registrant which may be issued upon stock splits, stock dividends, or similar transactions in accordance with
Rule 416.

(2) Estimated pursuant to Rule 457(c) and (h) solely for the purpose of calculating the registration fee, based upon the average high and low November 5, 2002 sales prices of the Registrant's Common Stock.

(3) The registration fee of $26.31 is available in account with the Securities and Exchange Commission as of the filing date.

PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.      Incorporation of Documents by Reference.

                 The following documents filed with the U.S. Securities and Exchange Commission (the
"Commission") by Uni-Marts, Inc. (the "Company") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this Form S-8 Registration Statement
(the "Registration Statement") and made a part hereof:

                 1.     The Company's Annual Report on Form 10-K/A filed on February 6, 2002 (the "2002 10-
K");

                 2.     The Company's Quarterly Reports on Form 10-Q filed on February 15, 2002, May 20,
2002, and August 16, 2002;

                 3.     The Company's Current Reports on Form 8-K or 8-K/A filed on February 14, 2002,
March 1, 2002, and April 5, 2002.

                All documents and reports filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d)
of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents or reports.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified shall not be deemed to constitute a part of the Registration Statement except as so modified and any statement so superseded shall not be deemed to constitute a part of this Registration Statement.

Item 4.     Description of Securities.

                 Not Applicable

Item 5.     Interests of Named Experts and Counsel.

                 Not Applicable

Item 6.     Indemnification of Directors and Officers.

                 Section 145 of the Delaware General Corporation Law ("Section 145") permits indemnification of directors, officers, agents and controlling persons of a corporation under certain conditions and subject to certain limitations.  Article THIRTEENTH of the Company's Amended and
Restated Certificate of Incorporation (the "Certificate") requires the Company to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or other enterprise.  The Company will indemnify any such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  In the case of an action by or in the right of the Company, no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the
Company unless and only to the extent that despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.  The Certificate further provides that to the extent a director, officer, employee or agent of the Company has been successful in the defense of any third-party or corporate proceeding referred to above or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith. The Certificate specifies the procedures for determination of entitlement to indemnification.

     In addition, Section 145 and the Certificate permit the Company to purchase and maintain insurance that protects its directors, officers, employees and agents or persons who serve in such positions for another corporation or other enterprise at the request of the Company, against any liabilities incurred in connection with their service in such position whether or not the Company would otherwise have the power to indemnify under the Certificate.  The Company maintains such insurance.

     The Company has entered into indemnification agreements (the "Indemnification Agreements") with each of its directors.  The Indemnification Agreements, which were approved by the Company's Board of
Directors and stockholders, provide for prompt indemnification "to the fullest extent permitted by applicable law" and for the prompt advancement of expenses, including reasonable attorneys' fees and other costs and expenses incurred in connection with any action suit or proceeding in which the director is a witness or which is brought against the director in his capacity as a director, officer, employee, agent, or fiduciary of the Company or of any enterprise which the director was serving at the request of the
Company.  A director cannot be indemnified under the agreement if he did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company; and with respect to criminal proceedings, a director cannot be indemnified if he had reasonable cause to believe his conduct was unlawful.  The agreements provide specific guidelines as to when and under what circumstances indemnification may be provided and/or expenses may be advanced, and also require that, if directors' and officers' liability insurance is maintained, each director be provided with the maximum coverage provided to any other director.  Rights of directors under the Indemnification Agreements are in addition to any other rights available to them under Delaware law, directors' and officers' liability insurance, the Company's Certificate, as amended, or otherwise, but double payment is prohibited by the terms of the Indemnification Agreements.  The Indemnification Agreements continue until and terminate upon the later of ten years after the date that the indemnitee shall have ceased to serve as a director of the
Company of the final termination of all pending proceedings in respect of which the indemnitee is granted rights of indemnification or advancement of expenses.

Item 7.      Exemption from Registration Claimed.

                  Not Applicable

Item 8.      Exhibits.

Exhibit Numbers	Exhibit

23.1	Consent of Deloitte & Touche LLP

99

Uni-Marts, Inc. Retirement Savings & Incentive Plan (Filed as
Exhibit 4.2 to the Company's Registration Statement on Form S-8,
File #33-9807, filed on July 10, 1991, and incorporated herein by reference thereto).

Item 9.       Undertakings.

                   The undersigned hereby undertakes:

                         (1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                                   (i)     To include any prospectus required by Section 10(a)(3) of the Securities Act;

                                   (ii)     To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                                   (iii)     To include any material information with respect to the plan of distribution not  previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                   provided, however, that subparagraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2)     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3)     To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

                   The undersigned company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section
15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                                         SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on November 7, 2002.

                                                        UNI-MARTS, INC.

                                                                                  By:        /s/ Henry D. Sahakian
                                                                                  Name:   Henry D. Sahakian
                                                                                 Title:      Chairman of the Board

                        Pursuant to the requirements of the Securities Act of 1933, this Registration
Statement or amendment thereto has been signed below as of the 7th day of November 2002 by or on behalf of the following persons in the capacities indicated below.

                                                        Power of Attorney

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints N. Gregory Petrick, attorney for him or her and in his or her name and on his or her behalf to sign the Registration Statement on Form S-8, and any amendments thereto, of Uni-Marts, Inc. to be filed with the Securities and Exchange Commission under the
Securities Act of 1933, with respect to the issue and sale of shares of Common Stock of Uni-
Marts, Inc. pursuant to the provisions of the Registrant's Uni-Marts, Inc. and generally to do and perform all things necessary to be done in the premises as fully and effectually in all respects as I could do if personally present.

Signature                                                 Title

/s/ Henry D. Sahakian                             Chairman of the Board, Director
Henry D. Sahakian                                  (Principal Executive Officer)

/s/ N. Gregory Petrick                            Executive Vice President and
N. Gregory Petrick                                Chief Financial Officer
                                                               (Principal Accounting Officer
                                                               (Principal Financial Officer)

/s/ M. Michael Arjmand                         Director                                   November 7, 2002
M. Michael Arjmand

/s/ Herbert C. Graves                             Director                                   November 7, 2002
Herbert C. Graves

/s/ Stephen B. Krumholz                        Director                                   November 7, 2002
Stephen B. Krumholz

s/ Jack G. Najarian                                 Director                                   November 7, 2002
Jack G. Najarian

/s/ Frank R. Orloski, Sr.                         Director                                   November 7, 2002
Frank R. Orloski, Sr.

___________________                        Director
Anthony S. Regensburg

/s/ Daniel D. Sahakian                             Director                                   November 7, 2002
Daniel D. Sahakian

/s/ Gerold C. Shea                                  Director                                   November 7, 2002
Gerold C. Shea

                                                    INDEX TO EXHIBITS
Exhibit Numbers	Exhibit

23.1	Consent of Deloitte & Touche LLP

99

Uni-Marts, Inc. Retirement Savings & Incentive Plan (Filed as
Exhibit 4.2 to the Company's Registration Statement on Form S-8,
File #33-9807, filed on July 10, 1991, and incorporated herein by reference thereto).